SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BUSH BOAKE ALLEN INC

                    GABELLI FOUNDATION
                                11/03/00              800-           48.5000
                    GABELLI PERFORMANCE PARTNERSHIP
                                11/03/00           14,000-           48.5000
                    GAMCO INVESTORS, INC.
                                11/03/00          158,500-           48.5000
                                11/03/00          719,075-           48.5000
                    GABELLI ASSOCIATES LTD
                                11/03/00          220,300-           48.5000
                                11/02/00           17,500            48.3750
                    GABELLI ASSOCIATES FUND
                                11/03/00          223,800-           48.5000
                                11/02/00           17,500            48.3750
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                11/03/00           71,500-           48.5000
                         GABELLI ASSET FUND
                                11/03/00           20,000-           48.5000
                         GABELLI CAPITAL ASSET FUND
                                11/03/00           40,000-           48.5000


        (1) THE TRANSACTIONS ON 11/03/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(E) OF THIS AMENDMENT TO SCHEDULE
            13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

        (2) PRICE EXCLUDES COMMISSION.